Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
VACANT LAND PURCHASE AGREEMENT EXTENSION --- CONCLUSION OF SOLAR PV ASSET SALE AGREEMENT --- REPAYMENT OF NOTE --- PAYMENT OF SALARY ACCRUAL

Vancouver, B.C. – September 11, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, further to the Company's News Releases of May 7 and August 13, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “Phelan South Agreement”), entered into by the Company's wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Phelan South Agreement, has also been extended. Under the Phelan South Agreement, effective September 6, 2012, the close of escrow has been extended to March 15, 2013, and the Phelan South Agreement is now subject to Coronus’ board of director approval on or before February 28, 2013. Additionally, Coronus is now required to make the following, non-refundable payments to the Seller, separate from the purchase price:

September 30, 2012 - $1,726
October 31, 2012 - $1,784
November 30, 2012 - $1,726
December 31, 2012 - $1,784
January 31, 2013 - $1,784
February 28, 2013 - $1,611
March 15, 2013 - $863

The Company sought the above extension to the Phelan South Agreement because it requires additional time to determine whether the property will be suitable for a solar photovoltaic development under the California Public Utilities Commission’s feed-in tariff program for small generators.

Additionally, as reported in the Company's News Release of April 13, 2012, on April 5, 2012, Coronus entered into a Solar Photovoltaic Asset Sale Agreement (the “Asset Sale Agreement”) with Sycamore Physicians Partners LLC (“Sycamore”). Under the Asset Sale Agreement, Coronus agreed to 1) sell, assign and transfer to Sycamore, Coronus’ sole membership in

Coronus Hesperia West 1 LLC, 2) assign to Sycamore, the Hesperia West Vacant Land Purchase Agreement, and 3) use its best efforts to obtain a second Power Purchase Agreement (“PPA”) from Southern California Edison (“SCE) in relation to the Hesperia West land parcel, and to sell this PPA, relating to a 1.5 MW solar photovoltaic (“PV”) system, to Sycamore if obtained.

Under the Asset Sale Agreement, Sycamore agreed to pay USD $1,726,219 (the “Basic Price”) to Coronus for the sole membership in Coronus Hesperia West 1 LLC, the assignment of the Hesperia West Vacant Land Purchase Agreement, and the second PPA. On executing the Asset Sale Agreement, Sycamore agreed to pay USD $817,200 to Coronus, and Coronus agreed to transfer the sole membership in Coronus Hesperia West 1 LLC to Sycamore and to assign the Hesperia West Vacant Land Purchase Agreement to Sycamore. Under the Asset Sale Agreement, Sycamore agreed to pay the balance of the Basic Price, or USD $909,019, to Coronus on delivery of the second PPA.

As reported in the Company's News Release of April 13, 2012, on April 11, 2012, Sycamore paid the USD $817,200 to Coronus, and on April 12, 2012, Coronus transferred the sole membership in Coronus Hesperia West 1 LLC to Sycamore and assigned the Hesperia West Vacant Land Purchase Agreement to Sycamore. As reported in the Company's News Release of September 5, 2012, on August 30, 2012, Coronus’ wholly-owned subsidiary, Coronus Hesperia West 2 LLC, entered into a PPA (the “Hesperia West 2 PPA “) with SCE. The Hesperia West 2 PPA relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system on the Hesperia West land parcel. Having obtained the second PPA on the Hesperia West land parcel, on September 6, 2012, Sycamore paid the balance of the Basic Price, or USD $909,019, to Coronus, and Coronus transferred the sole membership in Coronus Hesperia West 2 LLC to Sycamore, thus concluding the Asset Sale Agreement.

Also, further to the Company's News Release of August 13, 2012, on September 10, 2012, the Company repaid, in full, the senior secured, CAD $40,000 convertible promissory note, the Company entered into on August 10, 2012. Inclusive of interest, the Company repaid the lender CAD $40,407.67.

Additionally, further to Item 2 of the Company’s Form 10-Q filed with the SEC on August 14, 2012, on September 11, 2012, the Company paid, in full, the CAD $48,000 of accrued salary owed to our principal executive officer.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.